                                                                       EXHIBIT 4

                         SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is executed this 15/th/ day of September, 2000 to be effective as of August 9, 2000, between BioSource International, Inc., a Delaware corporation (the "Company"), and GENSTAR CAPITAL PARTNERS II, L.P. (together with such other persons to whom this right may be assigned under Section 4.5, below, the "Purchaser").

          WHEREAS, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "Commission") under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"); and

          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to acquire from the Company, 300,000 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at a price of $15.00 per share, subject to adjustment as set forth in Section 1.1, below.

          NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the Company and Purchaser hereby agree as follows:

                                  ARTICLE I.

                        PURCHASE AND SALE OF THE SHARES

     1.1  Purchase and Sale. Subject to the terms and conditions set forth
          -----------------
herein, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company on the Closing Date (as defined below), 300,000 shares of Common Stock (subject to adjustment as set forth in this Section 1.1, the "Shares"), at a price per Share of $15.00; provided, that if the closing price for the Company's Common Stock on the date that Russell Hays commences employment with the Company (currently contemplated to be September 18, 2000) is less than $15.00 per share (such lesser price, the "Adjusted Purchase Price"), the Shares shall equal, and Purchaser shall purchase, that number of shares of Common Stock as are equal to the product of $4,500,000 divided by the Adjusted Purchase Price, at a price per Share equal to the Adjusted Purchase Price.

     1.2  Closing. The closing of the purchase and sale of the Shares (the
          -------
"Closing") shall take place at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, 24/th/ Floor, Los Angeles, California,
90067, or by transmission by facsimile and overnight courier, immediately following the date that Russell Hays commences employment with the Company, or such later date or different location as the parties shall agree (the "Closing Date"). At the Closing:
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          (a)  Purchaser shall deliver, as directed by the Company, an aggregate payment of $4,500,000 in United States dollars (the "Purchase Price") in immediately available funds to an account or accounts designated in writing by the Company; and

          (b) The Company shall instruct its transfer agent to immediately deliver to Purchaser a stock certificate or certificates, in definitive form, registered in the name of Purchaser, representing the Shares.

                                  ARTICLE II.

                        REPRESENTATIONS AND WARRANTIES

     2.1  Representations, Warranties and Agreements of the Company.  The
          ---------------------------------------------------------
Company hereby makes the following representations and warranties to Purchaser:

          (a)  Organization and Qualification. The Company is a corporation duly
               ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

          (b)  Authorization, Validity and Issuance of Shares. The Company has
               ----------------------------------------------
the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required, and the Company has duly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Shares are and at all times will hereafter continue to be duly authorized. Upon receipt by the Company of the Purchase Price, the Shares will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, encumbrances and Company rights of first refusal, other than taxes, liens, claims and encumbrances created by Purchaser and will not be subject to any preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability on the holder thereof.

          (c)  Capitalization.  The capitalization of the Company as of the date
               --------------
hereof is set forth on Schedule 2(c), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. All of such outstanding shares of the Company's capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth on Schedule 2(c), no shares of capital stock of the Company (including the Shares) are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances. Except for the Shares and as disclosed in Schedule 2(c), as of the date of this Agreement, (i) there are no outstanding securities, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever to which the Company is a party relating to the issuance by the Company of securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act.

          (d)  Acknowledgment Regarding the Purchaser's Purchase of the
               --------------------------------------------------------
Securities. The Company acknowledges and agrees that Purchaser is not acting as
----------
a financial advisor or acting as a fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and Purchaser is "arms length" and that any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Purchaser's purchase of the Shares and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

          (e)  Private Offering; Solicitation. The Company and all persons
               ------------------------------
acting on its behalf have not (i) made, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Shares or the issuance of such securities under the Securities Act, (ii) distributed any offering materials in connection with the offering and sale of the Shares, any amendments and any supplements thereto, or (iii) solicited any offer to buy or sell the Shares by means of any form of general solicitation or advertising (as those terms are used in Rule 502(c) of Regulation D under the Exchange Act) in a manner which would require registration under the Securities Act. Subject to the accuracy and completeness of the representations and warranties of Purchaser contained in Section 2.2 hereof, the offer, issuance and sale by the Company to Purchaser of the Shares is exempt from the registration requirements of the Securities Act.

     2.2  Representations and Warranties of Purchaser.  Purchaser hereby
          -------------------------------------------
represents and warrants to the Company as follows:

          (a)  Organization; Authority. Purchaser is a limited partnership duly
               -----------------------
formed, validly existing and in good standing under the laws of the State of Delaware with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The purchase by Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

          (b)  Investment Intent.  Purchaser is acquiring the Shares for its own
               -----------------
account and not with a present view to or for distributing or reselling the Shares or any part thereof or interest therein in violation of the Securities Act; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

          (c)  Purchaser Status. At the time Purchaser was offered the Shares
               ----------------
and at the Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act and (ii) Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares.

          (d)  Reliance. Purchaser understands and acknowledges that (i) the
               --------
Shares are being offered and sold to Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and Purchaser hereby consents to such reliance.

          (e)  Information. Purchaser and its advisors, if any, have been
               -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Purchaser or its advisors. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Purchaser understands that its investment in the Shares involves a significant degree of risk, including the risk of a total loss of investment.

          (f)  Governmental Review.  Purchaser understands that no United States
               -------------------
federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Shares.

          (g)  Other Agreements. Purchaser has not, directly or indirectly, made
               ----------------
any agreements with the Company relating to the terms and conditions of the transactions contemplated by this Agreement except for the Investor Rights Agreement dated as of February 15, 2000 by and among the Company, Purchaser and Stargen II LLC (the "Investor Rights Agreement") and as otherwise set forth in this Agreement.


     The Company acknowledges and agrees that Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2. Purchaser acknowledges and agrees that the Company makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in
Section 2.1 hereof.

                                 ARTICLE III.

                               OTHER AGREEMENTS

     3.1  Transfer Restrictions; Legend.
          -----------------------------

          (a)  Transfer Restrictions.  Purchaser understands that (i) except
               ---------------------
as provided in the Investor Rights Agreement, the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (A) subsequently registered thereunder, or (B) Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred under an exemption from such registration, or (C) sold under Rule 144 promulgated under the Securities Act (or a successor rule), or (D) sold or transferred to an affiliate of Purchaser or a partner or member of Purchaser pursuant to an exemption under the Securities Act; and (ii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Investor Rights Agreement.

          (b)  Legend. Purchaser understands that the Shares and, until such
               ------
time as the Shares have been registered under the Securities Act as contemplated by the Investor Rights Agreement or otherwise may be sold by Purchaser under Rule 144, the certificates for the Shares may bear a restrictive legend in substantially the following form:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if (i) the sale of such Shares is registered under the Securities Act or (ii) in connection with the resale of such Shares, such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, or a "no action" letter from the staff of the Commission, in either case to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act or (iii) when such Shares may be sold by a person who is not an "affiliate" of the Company under Rule 144(k). Purchaser agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. The Company acknowledges that Purchaser may distribute the Shares to its partners in accordance with the terms of its organizational documents and the legend set forth above shall be removed for Shares held by holders who can sell such Shares pursuant to Rule 144(k).

     3.2  Registration Rights Pursuant to the Investor Rights Agreement.  Each
          -------------------------------------------------------------
of the Company and Purchaser hereby agrees that the Shares shall constitute "Registrable Securities" as that term is defined in the Investor Rights Agreement, that the Shares shall be subject to the terms of the Investor Rights Agreement in all respects and that Purchaser shall be entitled to all of the rights, benefits and privileges under the Investor Rights Agreement with respect to the Shares, and the parties agree to cause the Investor Rights Agreement to be amended to reflect such agreement.

     3.3  Expenses.  The Company shall reimburse Purchaser for the out-of-pocket
          --------
expenses reasonably incurred by it and its affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement, the Amendment to the Investor Rights Agreement and any other agreements to be executed in connection herewith, including, without limitation, its reasonable attorneys' fees and expenses.

                                  ARTICLE IV.

                                 MISCELLANEOUS

     4.1  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     4.2  Notices.  Any notices, consents, waivers or other communications
          -------
required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile, provided
                                                                 --------
confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by or before 5:30 p.m. where such notice is received) or the first (1st) business day following such delivery (if received after 5:30 p.m. where such notice is received) or (iii) one (1) business day after deposit with a nationally recognized overnight courier, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               (i)  If to the Company:


                    BioSource International, Inc.
                    542 Flynn Road
                    Camarillo, CA  93012
                    Telephone:  (805) 987-0086
                    Attention:  Chief Executive Officer
                    Facsimile:  (805) 383-5382

               with a copy to:

                    Troop Steuber Pasich Reddick & Tobey, LLP

                     2029 Century Park East, 24/th/ Floor
                     Los Angeles, CA  90067
                     Attention:  Scott W. Alderton, Esq.
                     Facsimile:  (310) 728-2222

               (iii) If to Purchaser, to:

                     GENSTAR CAPITAL LLC
                     555 California Street, Suite 4850
                     San Francisco, CA  94104
                     Telecopy No.:  (415) 834-2383
                     Attention:  Jean-Pierre L. Conte

               with a copy to:

                     Latham & Watkins
                     505 Montgomery Street, Suite 1900
                     San Francisco, CA 94111-2562
                     Facsimile No.:   (415) 395-8095
                     Attention:  Scott Haber, Esq.

Each party shall provide written notice to the other parties of any change in address or facsimile number in accordance with the provisions hereof.

     4.3  Amendments; Waivers.  No provision of this Agreement may be waived or
          -------------------
amended except in a written instrument signed, in the case of an amendment, by both the Company and Purchaser or, in the case of a waiver, by the party against whom a waiver of any such provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     4.4  Headings.  The titles and headings contained herein are for conveniece
          --------
 only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     4.5  Successors and Assigns.  The rights and obligations of Purchaser under
          ----------------------
this Agreement may be assigned in whole of in part to any partner, member, officer, director or "affiliate" (as defined in Rule 144 of the rules and regulations of the Commission) of Purchaser; provided such assignee is an "accredited investor" (as defined in Rule 501 of the rules and regulations of the Commission), and agrees to be bound by and fully perform all of Purchaser's obligations hereunder with respect to such assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. If and to the extent that any of Purchaser's successors or permitted assigns does not constitute an "Exempt Person" as that term is defined in Section 1 of the Rights Agreement dated as of February 25, 1999 between the Company and U.S. Stock Transfer Corporation, as rights agent, as amended by the Rights Agreement Amendment dated as of January 10, 2000 (as so amended, the "Rights Agreement"), then the Company shall immediately amend the Rights Agreement to specifically provide that such successors or permitted assigns are included within the definition of "Exempt Person" thereunder.

     4.6  No Third-Party Beneficiaries.  This Agreement is intended for the
          ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     4.7  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the internal laws of the State of California without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the State or Federal courts sitting in the County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     4.8  Survival.  The representations and warranties of the Company and
          --------
Purchaser contained in Sections 2.1 and 2.2 and the agreements and covenants set forth in Article III, shall survive the Closing and any sale of the Shares regardless of any investigation made by or on behalf of Purchaser or by or on behalf of the Company, except that, in the case of representations and warranties such survival shall be limited to the period of one (1) year following the Closing Date on which they were made or deemed to have been made (other than with respect to any claim by a third party against the party to this Agreement who seeks to assert a claim based on such representations and warranties).

     4.9  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     4.10 Severability.  In case any one or more of the provisions of this
          ------------
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     4.11 Further Assurances. Each party shall do and perform, or cause to be
          ------------------
 done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     4.12 Fees and Expenses. Except as set forth in Section 3.3 hereof, each
          -----------------
party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.



                              BIOSOURCE INTERNATIONAL, INC.



                              By: /s/ James Chamberlain
                                  ------------------------
                                  James Chamberlain
                                  President and Chief Executive Officer


                              GENSTAR CAPITAL PARTNERS II, L.P.


                              By: Genstar Capital LLC
                                  Its General Partner



                              By: /s/ Jean-Pierre L. Conte
                                  ------------------------
                                  Jean-Pierre L. Conte
                                  Managing Director